Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of IBSG International, Inc. for the quarter ended March 31, 2004, I, Geoffrey Birch, Treasurer, Chief Financial Officer , hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 2 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of IBSG International, Inc.

Date: May 25, 2004

/s/ Geoffrey Birch
Treasurer and Chief Financial  Officer